Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-237662, 333-230693, 333-224086, 333-217254, 333-210717, 333-205719, and 333-255093 on Form S-8 of our report dated April 7, 2021 (April 8, 2022 as to the effects of the restatement discussed in note 10), relating to the consolidated financial statements of Ooma, Inc. and its subsidiaries appearing in this Annual Report on Form 10-K for the year ended January 31, 2022.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

April 8, 2022